EXHIBIT 10.11

TRADEMARK LICENSE AGREEMENT – GLUCEVIA®

THIS AGREEMENT is made as of April 13th, 2017, 2017 (hereinafter the “Effective Date”) by and between Naturex Inc, a company organized and existing under the laws of Delaware, having a place of business at 375 Huyler Street, South Hackensack, New Jersey 07606, USA (hereinafter “Licensor”) and Constitutional Health, a company existing under the laws of the United States, having a place of business at 534 Riviera Pl. Rock Hill, SC 29730, USA (hereinafter “Licensee”).

WHEREAS, Licensor is the owner of the “GLUCEVIA®” trademark (the “Trademark”) registered in the countries listed in Exhibit D;

WHEREAS, Licensee desires to purchase “GLUCEVIA®” brand fraxinus excelsior seed extract (the “Extract”) from Licensor and Licensor agrees to sell the Extract to Licensee subject to Licensee’s agreement to use the Trademark in connection with the marketing and sale of its products containing the Extract (the “Products”) on the terms and conditions contained herein.

NOW THEREFORE, in consideration of the promises and of the obligations hereinafter set forth, the parties, intending to be legally bound, hereby agree as follows:

1.	License.

For so long as Licensee directly acquires its supplies of Extract from Licensor, which shall not be less than 100 kg per twelve (12) month period (the “Annual Minimum”), Licensee agrees that the Products shall bear the Trademark, subject to the terms and conditions hereof. In connection therewith, Licensor hereby grants to Licensee, and Licensee hereby accepts, a limited, non-exclusive, non-transferable, non-sublicensable, royalty-free license to use the Trademark in the countries listed in Exhibit D solely in connection with the marketing and sale of the Products manufactured, processed, packaged, distributed or sold by Licensee, in order to indicate that the Products contain the Extract. This license shall remain in effect for all periods during which Licensee manufactures, processes, packages, distributes or sells the Products in accordance with this Agreement. Notwithstanding the fact that the foregoing license is non- sublicensable, but subject to Licensor’s express prior written approval and Licensee’s compliance with the covenant of Licensee set forth in Section 6(iv) below, Licensee may have Products manufactured and packaged by third parties identified to, and approved in advance by, Licensor.

2.	Termination.

(a)

The license granted to Licensee hereunder may be terminated by Licensor at any time, for no reason, upon thirty (30) days' prior written notice to Licensee.

(b)

In the event Licensee has not purchased the Annual Minimum from Licensor for any twelve (12) month period, Licensor will be entitled to terminate the license granted to Licensee hereunder upon fifteen (15) days' prior written notice to Licensee.

(c)

Each party may terminate this Agreement immediately upon written notice to the other party if the other party commits a breach of any term of this Agreement which is incapable of remedy, or, in the case of a breach capable of being remedied, has failed within fifteen (15) days after receipt of notice from the other party, to remedy such breach to the reasonable satisfaction of the other party; provided, however, that Licensor shall have the right to terminate this Agreement immediately upon written notice to Licensee if Licensee, as determined by Licensor in its sole, absolute and unfettered discretion, willfully commits a breach of this Agreement, including, in particular but without limitation, Section 3(c) of this Agreement.

(d)

Licensor shall have no obligation to compensate or indemnify Licensee, except as otherwise expressly provided herein, in the event Licensor terminates this Agreement.

(e)

Upon termination of this Agreement for any reason, the license granted to Licensee hereunder shall immediately terminate and Licensee shall have no further right to use the Trademark for any purpose, including, without limitation, using the Trademark in connection with the marketing, packaging or sale of Products.

(f)

Within fifteen (15) days after such termination, Licensee will return or, at Licensor’s election, destroy all copies of all packaging and other printed materials bearing the Trademarks,

(g)

Sections 2(f), 5, 7, 8, 9, 10, 11 and 12 of this Agreement shall survive the termination of this Agreement.

3.	Quality Control.

(a)

Licensee shall only use Licensor’s Trademark on Product packaging and labels solely in such manner as has been approved in writing by Licensor pursuant to this Agreement and shall not use the Trademark in any manner which has not been approved in writing in advance by Licensor or with respect to any services or products other than the Products. Licensee shall not use any mark confusingly similar to the Trademark, and shall only use the Trademark in connection with products containing the Extract obtained from Licensor by Licensee and marketed, distributed or sold by Licensee.

(b)

Licensee shall submit to Licensor samples of the proposed labeling of any new product containing the Extract for Licensor’s review and approval of the use of the Trademark at least thirty (30) days before use begins. After review of such labeling, Licensor shall notify Licensee of its comments, change and/or approval of the proposed label, and Licensee shall promptly comply with Licensor’s request prior to marketing, distributing or selling the Products with the Trademark. The failure of Licensor to respond to such submission of samples by Licensee shall be deemed disapproval of the samples. Licensee agrees to submit to Licensor samples of any uses of the Trademark from time to time as Licensor may reasonably request for such additional review as Licensor may deem desirable.

(c)

Licensee shall provide, upon request by Licensor, finished packaged products containing the Extract for testing by Licensor to assess Product integrity. The Products shall not contain any extracts of fraxinus excelsior seed except if such others extracts of fraxinus excelsior seed are supplied by the Licensor. Licensor shall provide Licensee with the results of any such tests. If, in Licensor’s sole discretion, the Product or the packaging does not conform with Licensor’s quality standards provided to Licensee from time to time, Licensor may require changes to the Product or the packaging. If Licensee fails to do so, Licensor may by written notice to Licensee immediately terminate this Agreement.

(d)

Licensor may request documents and Product samples from Licensee in order to check that the Products contain the required daily quantity of Extract as provided in Exhibit B (the “Daily Quantity”). In the event Licensee does not provide such documents or samples, or such documents or samples are inaccurate or incomplete, at Licensor’s sole, absolute and unfettered discretion, Licensor may order, and Licensee shall in good faith cooperate with, an audit of Licensee’s production operations, Products and documentation to commence not earlier that three (3) business days after Licensor’s written notice to Licensee. In case the audit concludes that the Products do not contain the Daily Quantity or are otherwise inconsistent with Licensor’s quality control guidelines herein, Licensee shall have the opportunity to demonstrate to Licensor that such breach was inadvertent. Nevertheless Licensee shall pay to Licensor an amount equal to the purchase price of the quantity of Extract missing from the Products. If two or more batches of the applicable Products do not contain the Daily Quantity or are otherwise inconsistent with Licensor’s quality control guidelines herein, the audit fees will be charged to Licensee and Licensee shall promptly reimburse such charges to Licensor. Licensee shall also pay to Licensor an amount equal to the purchase price of the quantity of Extract missing from the Products, and Licensor will be allowed to terminate the present Agreement effective immediately upon written notice to Licensee. If Licensee fails to fully and timely cooperate with the foregoing audit provisions, Licensor may terminate this Agreement effective immediately upon written notice to Licensee.

4.	License to Licensor.

For so long as this Agreement is in effect, Licensee hereby grants to Licensor, and Licensor hereby accepts, a limited, irrevocable, non-exclusive, royalty-free license to use and display the trademarks and images of the Products of Licensee on Licensor's websites, social media channels and in Licensor's marketing and promotional materials, solely for the purpose of Licensor promoting its own trademarks, products and services.

5.	Indemnification.

Licensor shall indemnify and defend Licensee against any and all claims, costs, damages and expenses, including reasonable attorneys’ fees and expenses, arising out of any claim by a third party against Licensee for infringement based on Licensee's use of the Trademark, so long as (a) such use is in compliance with Licensor’s trademark guidelines (Exhibit B) and the terms of this Agreement, and (b) Licensee is not otherwise in breach of this Agreement. The forgoing indemnity shall be subject to Licensee's giving Licensor (i) prompt notice of any claim giving rise to such indemnity; (ii) sole control over the defense of such claim; and (iii) Licensee cooperating with Licensor in the defense of such claim if requested by Licensor (at Licensor’s cost). If a claim of infringement by a third party occurs, Licensor may demand by notice (the “Termination Notice”) at any time that Licensee terminate the use of the Trademark, and Licensee shall terminate the use of the Trademark immediately upon receipt of the Termination Notice. Licensee shall defend, indemnify and hold Licensor and/or any of its affiliates, subsidiaries, agents and assignees harmless from and against any and all claims, demands, causes of action, liability, loss, damage, judgments or expenses (including without limitation reasonable attorneys’ fees, expenses and court costs) (collectively, “Claims”) arising out of or related to (x) Licensee’s design, manufacture, distribution, shipment, labeling, sale, advertisement, or promotion of the Products or the labeling, packaging, advertising and promotional materials for the Products (other than Claims solely related to the Trademark), including, without limitation, any Claim for personal injury, wrongful death or any similar matter; (y) Licensee’s breach of any of its representations, warranties, covenants or other obligations hereunder; and (z) Licensee’s gross negligence or willful misconduct. Licensor shall have the right to defend any such claim or suit through counsel of its own choice at Licensee's expense.

6.	Covenants of Licensee.

Licensee covenants and agrees that: (i) it shall at all times conduct its business related to its manufacture, labeling, packaging, marketing, use, offer for sale and sale of the Product and the Trademark in strict compliance with all applicable health, safety and other laws, ordinances, orders, rules and regulations (state, federal, municipal or promulgated by other agencies or bodies having or claiming jurisdiction), and all applicable industry standards, and will observe the highest standards of quality and fair dealing with its customers; (ii) all Products manufactured, processed, distributed and sold hereunder will be merchantable and fit for the purpose for which they are intended; (iii) all Products will conform in all respects to the samples approved by Licensor and that Licensee will not distribute or sell any Products which are of a quality or standard inferior to or different from the approved quality or are injurious to the reputation and goodwill associated with the Trademark; and (iv) Licensee shall not use third parties to manufacture or package Products unless such third parties have signed the acknowledgement attached hereto as Exhibit C or have otherwise agreed, in a writing disclosed in advance to, and otherwise acceptable in all respects to, Licensor, to be bound by the quality control, audit of this Agreement.

7.	Trademark.

(a)

Licensee agrees not to contest or otherwise challenge or attack Licensor’s rights in and to the Trademark or the validity of the Trademark or the license granted herein during the term hereof and thereafter. Licensee further agrees not to do anything either by act of omission or commission which might impair, jeopardize, violate, or infringe the Trademark, or to misuse or bring into dispute the Trademark or otherwise diminish Licensor’s goodwill with respect to the Trademark, as determined by Licensor in its sole, absolute and unfettered discretion. Licensee shall not use the Trademark as part of its company name, corporate name, brand name, Product name or trade name. Licensee shall not register or attempt to register the Trademark or similar marks during the term of this Agreement or thereafter, or aid or abet anyone else in doing so.

(b)

Licensee shall prominently display the appropriate notice(s) in conjunction with any and all use of the Trademark, as indicated on Exhibit A. Licensee shall not use any other trademark or design in combination with the Trademark without Licensor’s prior written approval. Licensee agrees that it will not use the Trademark in a misleading or confusing manner, nor in a manner that misrepresents any relationship between the parties hereto. Licensee hereby acknowledges Licensor’s right, title and interest in and to the Trademark and agrees not to claim any title to the Trademark or any right to use the Trademark except as permitted by this Agreement. Any goodwill associated with the use of the Trademark by Licensee will inure solely to the benefit of Licensor. Licensor reserves the right to object to unfair use or misuse of its Trademark or other violations of applicable law. Nothing contained herein shall prevent Licensor or any of its licensees or distributors from manufacturing, distributing, or selling any products or services of any kind with the Trademark in any territory in the world.

8.	Limitation of Liability.

IN NO EVENT SHALL LICENSOR BE LIABLE TO LICENSEE, REGARDLESS OF THE FORM OF ACTION OR THEORY OF RECOVERY, FOR ANY INDIRECT, SPECIAL, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, OR FOR LOST PROFITS OR BUSINESS INTERRUPTION LOSSES ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT OR ANY ALLEGED OR ACTUAL BREACH THEREOF, EVEN IF LICENSEE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9.	Independent Contractors.

The relationship of Licensor and Licensee established by this Agreement is that of independent contractors, and neither party shall be considered or deemed to be an agent, employee, joint venturer or partner of the other party as a result of this Agreement. Neither party shall have the right, power or authority to assume, create or incur any expense, liability or other obligation, express or implied, on behalf of the other and shall not represent itself as an agent of the other party or as otherwise authorized to act for or on behalf of the other party. Neither party shall be responsible for payment of worker’s compensation, disability benefits, unemployment insurance, and for withholding of income taxes, social security or business license taxes for the other party’s employees.

10.	No Assignment.

Licensee may not sublicense, assign or otherwise transfer any rights granted to it hereunder except with the prior written consent of Licensor which may be granted, conditioned or denied at Licensor’s sole discretion.

11.	Miscellaneous.

In the event that any provision of this license would be held illegal, invalid or unenforceable by a courts or any jurisdiction, Licensor will be allowed to immediately terminate this license without any legal formality and Licensee shall terminate the use of the Trademark immediately upon receipt of the notice of the decision of Licensor. This Agreement shall be interpreted under the laws of France. The parties agree to submit any dispute arising out of this Agreement to, and consent to the jurisdiction of, the courts of Paris, France. This Agreement  supersedes all prior understandings, oral or written, with respect to the subject matter hereof and shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. No amendment or change in this Agreement may be made except in a writing signed by the parties hereof. Any waiver under this Agreement shall be in writing, and no waiver or absence of granting a waiver shall be deemed a waiver or a continuing waiver.

12.	Notices.

All notices, approvals and requests hereunder shall be in writing and deemed given if sent by certified mail, return receipt requested, or by Federal Express, DHL or other recognized courier service, or by e-mail or fax, with acknowledged receipt thereof, within three days of being sent or sooner when it is actually delivered beforehand to the addresses set forth at the foot of this Agreement.

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the later of the Effective Date.

Licensee: Constitutional Health		Licensor: Naturex Inc.

Dated: 2017.13.04		Dated: 2017.13.04

By: Alex Mannine		By: David YVERGNIAUX

Title: CEO		Title: Sales Director USA – Nutrition & Health

Address: 534 Riviera Pl. Rock Hill, SC 29730, USA		Address: 375 Huyler Street, South Hackensack, New Jersey 07606, USA

Signature:	/s/ Alex Mannine	Signature:

EXHIBIT A - TRADEMARK LICENSE AGREEMENT

LICENSED TRADEMARK NOTICE

“GLUCEVIA®” is a trademark of Naturex.

Such other trademark, copyright or other notices as Licensor may request from time to time.

EXHIBIT B – GLUCEVIA® co-branding usage guidelines

General rules:

1. Do not pluralize a trademark or make it possessive (which would be using it as a noun). Do not join a trademark to other words, symbols, or numbers, either as one word or with a hyphen. And do not abbreviate a trademark.

2. Always use the proper spelling and the proper trademark symbol. For the trademark symbol, the superscript or subscript mode is preferred, but if it is not available, use parentheses: (R) from the registration date of the trademark.

3. Always use trademarks and brand names in the ways they were intended to be used. Do not use them for goods or services for which they were not originally intended. Do not alter them in any way.  Do not make puns out of them or portray them in a negative light.

Specific rules for GLUCEVIA®:

GLUCEVIA® is registered in classes 1, 3, 5 and 32.

Each class as well as the list of goods or services appearing in each class can be modified. The Licensee shall use the Trademark in compliance with the textual description of the figurative elements contained in the classes for which the Trademark is filed.

Licensee shall prominently display the appropriate notice “GLUCEVIA® is a trademark of Naturex S.A.” in conjunction with any and all use of the Trademark.

The formulation of customer’s finished Product must provide at least  an amount of GLUCEVIA® of 1000 mg daily.

EXHIBIT C – MANUFACTURER’S AC KNO WLEDGEMENT

In order to induce Naturex S.A. to consent to the manufacture of authorized products using the GLUCEVIA® trademark by the undersigned, the undersigned manufacturer (“Manufacturer”) acknowledges that it has read the agreement between Naturex Inc. and Constitutional Health and agrees to be bound by the terms thereof that relate to the services to be rendered by Manufacturer, and the restrictions imposed upon Manufacturer in accordance with the provisions of the agreement, including but not limited to the quality control and audit provisions thereof.

Dated: ___________________, 2017.

By: ________________________________________

NAME OF MANUFACTURER:

ADDRESS OF MANUFACTURER:

EXHIBIT D

Licensor owns rights on the GLUCEVIA® Trademark registered in:

-	Australia under registration n°1643673 in class 1, 3, 5 & 32;
-	Brazil under registration n°840751257 in class 1 and n°840751265 in class 5;
-	Canada under registration n°TMA 937049 in classes 1, 3, 5 & 32;
-	South Africa under registration n°2014/09630 in class 1, n°2014/09632 in class 3, n°2014/09633 in class 5 and n°2014/09634 in class 32;
-	The United States of America under registration n°4616308 in classes 1, 3, 5 & 32.